FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 11, 2003

Commission File Number 1-13123

METALS USA, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	76-0533626
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

Three Riverway, Suite 600
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 965-0990

ITEM 5. OTHER EVENTS

Text of Press Release Dated April 8, 2003—

METALS USA ANNOUNCES EXECUTIVE CHANGE

APRIL 8, 2003  — HOUSTON  — Metals USA, Inc. (OTC Bulletin Board: MTLS.OB), today announced that Craig R. Doveala has resigned as Senior Vice President of the Company and as President of the Flat Rolled Group effective April 7, 2003.

Mr. Doveala participated in the formation of Metals USA and became a Senior Vice President of the Company in July 1997. He became responsible for the operations of the Flat Rolled Group in 2000.  Mr. Doveala was the CEO of one of the original founding subsidiaries from 1997 to 2000 and was its president from 1990 to 1997.

“We will miss Craig’s leadership and knowledge of the market,” said Lourenco Goncalves, President and CEO of Metals USA, Inc.  “On behalf of the Company, I would like to express our gratitude for his efforts over the last six years.  We certainly wish Craig well in his future endeavors.  I will assume the duties and responsibilities of the President of the Flat Rolled Group and would like to assure our customers, vendors and employees that Metals USA is in good hands.”

Metals USA, Inc. is a leading metals processor and distributor in North America providing a wide range of products and services in the Carbon Plates and Shapes, Flat-Rolled Products, and Building Products markets.

This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements.  These factors include, but are not limited to, those disclosed in the Company’s periodic filings with the Securities and Exchange Commission.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Registrant.

METALS USA, INC.

Date: April 11, 2003	By:	/s/ C. Lourenco Goncalves
C. Lourenco Goncalves President and Chief Executive Officer